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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         February 27, 2003

                                  INERGY, L.P.
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             (Exact name of Registrant as specified in its charter)

        Delaware                   0-32453                   43-1918951
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(State of Incorporation)   (Commission File Number)       (I.R.S. Employer
                                                       Identification Number)

                       2 Brush Creek Boulevard, Suite 200
                              Kansas City, MO 64112
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               (Address of Principal Executive Offices) (Zip Code)

                                 (816) 842-8181
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               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

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ITEM 5.    OTHER EVENTS

        Inergy, L.P. (the "Partnership") is filing this Current Report on Form 8-K in connection with the public offering (the "Offering") of 700,000 common units (the " Units") representing limited partner interests in the Partnership, and up to an additional 105,000 common units issuable pursuant to an over-allotment option granted to Lehman Brothers Inc., as the sole underwriter, under the Partnership's shelf registration statement on Form S-3 (Registration No. 333-101165) (the "Registration Statement"), as supplemented by the Prospectus Supplement dated February 27, 2003 relating to the Units filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the Offering, the Partnership, Inergy Propane, LLC, New Inergy Propane, LLC, Inergy Partners, LLC, Inergy GP, LLC, Inergy Sales & Service, Inc., L & L Transportation, LLC, and Inergy Transportation, LLC, entered into an underwriting agreement with Lehman Brothers Inc. on February 27, 2003. The closing of the sale of the Units is expected to take place on March 5, 2003.

        The net proceeds from the offering (assuming no exercise of the over-allotment option) and the general partner's capital contribution to maintain its 2% interest in the partnership will be used to reduce approximately $20.7 million of indebtedness under the revolving acquisition facility within its bank credit facility. Inergy, L.P. would have approximately $63.1 million of remaining borrowing capacity under this facility for future acquisitions following this repayment.

        As part of its ongoing acquisition program, the Partnership is continuing to evaluate a number of potential acquisitions which are at various stages of the due diligence and negotiation process and which it believes are consistent with its acquisition strategy of making acquisitions that would increase its distributable cash flow per unit. The Partnership has executed non-binding letters of intent to acquire substantially all of the assets of three retail propane marketers. The aggregate purchase price for these three propane marketers is anticipated to be approximately $50 million. It is expected that the consideration for these acquisitions would be payable in cash which would be obtained from the revolving acquisition facility. Each of these acquisitions is subject to the successful negotiation of a definitive purchase agreement and the satisfaction of customary closing conditions. There can be no assurance that any or all of these acquisitions will be consummated.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

1.1. Underwriting Agreement, dated as of February 27, 2003, by and among Inergy, L.P., Inergy Propane, LLC, New Inergy Propane, LLC, Inergy Partners, LLC, Inergy GP, LLC, Inergy Sales & Service, Inc., L & L Transportation, LLC, Inergy Transportation, LLC, and Lehman Brothers Inc.

5.1 Opinion of Stinson Morrison Hecker LLP as to the legality of the common units representing limited partner interests.

                                       2

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23.1    Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).

                                       3

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            INERGY, L.P.

                            By:  INERGY GP, LLC, its Managing General
                                 Partner

Dated: February 27, 2003
                            By:   /s/ R. Brooks Sherman Jr.
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                                    R. Brooks Sherman Jr.
                                    Senior Vice President and Chief Financial
                                    Officer
                                    (Principal Financial and Accounting Officer)

                                      4

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                                  Exhibit Index
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Exhibit Number   Description
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   1.1.          Underwriting Agreement, dated as of February 27, 2003, by
                 and among Inergy, L.P., Inergy Propane, LLC, New Inergy Propane, LLC, Inergy Partners, LLC, Inergy GP, LLC, Inergy Sales & Service, Inc., L & L Transportation, LLC, Inergy Transportation, LLC, and Lehman Brothers Inc.

   5.1 Opinion of Stinson Morrison Hecker LLP as to the legality of the common units representing limited partner interests.

  23.1           Consent of Stinson Morrison Hecker LLP (included in Exhibit
                 5.1).

                                       5